COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
    IN PREMIER GNMA FUND CLASS A SHARES AND THE LEHMAN
    BROTHERS GNMA INDEX

     EXHIBIT A:
     ____________________________________________________
    |            |                    |                 |
    |            |  LEHMAN BROTHERS   |     PREMIER     |
    |  PERIOD    |       GNMA         |    GNMA FUND    |
    |            |      INDEX *       | (CLASS A SHARES)|
    |----------- | ------------------ | ----------------|
    |  1/29/87   |            10,000  |           9,552 |
    | 12/31/87   |            10,298  |          10,006 |
    | 12/31/88   |            11,205  |          11,302 |
    | 12/31/89   |            12,963  |          12,716 |
    | 12/31/90   |            14,333  |          14,060 |
    | 12/31/91   |            16,633  |          16,229 |
    | 12/31/92   |            17,866  |          17,284 |
    | 12/31/93   |            19,041  |          18,701 |
    | 12/31/94   |            18,755  |          18,158 |
    | 12/31/95   |            21,953  |          20,959 |
     ---------------------------------------------------
    *Source: Lehman Brothers